Exhibit 5.2

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

December 19, 2012

Delphi Automotive PLC

C/O Delphi Automotive Systems, LLC

5725 Delphi Drive

Troy, MI 48098

Ladies and Gentlemen:

We have acted as special counsel for Delphi Automotive PLC, a public limited company organized under the laws of Jersey (the “Company”) and Delphi Corporation, a Delaware corporation (“Delphi Corp.”), and each of the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) in connection with the Company filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) ordinary shares, par value $0.01 per share (the “Ordinary Shares”) of the Company; (b) preferred shares, par value $0.01 per share (the “Preferred Shares”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Company Debt Securities”), which may be issued pursuant to a senior indenture (the “Company Senior Indenture”), among the Company, Delphi Corp., as a guarantor, the Subsidiary Guarantors, Wilmington Trust, National Association as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Agent”), and a subordinated indenture (the “Company Subordinated Indenture” and together with the Company Senior Indenture, the “Company Indentures”) among the Company, Delphi Corp., as a guarantor, the Subsidiary Guarantors, the Trustee and the Agent; (d) Delphi Corp.’s senior debt securities and subordinated debt securities (collectively, the “Delphi Corp. Debt Securities” and together with the Company Debt Securities, the “Debt Securities”), which may be issued pursuant to a senior indenture (the “Delphi Corp. Senior Indenture”), among Delphi Corp., the Company, as a guarantor, the Subsidiary Guarantors, the Trustee and the Agent, and a subordinated indenture (the “Delphi Corp. Subordinated Indenture,” and together with the Delphi Corp. Senior Indenture, the “Delphi Corp. Indentures”, and together with the Company Indentures, the “Indentures”), among Delphi Corp., the Company, as a guarantor, the Subsidiary Guarantors, the Trustee and the Agent; (e) warrants of the Company and Delphi Corp. (the “Warrants”), which may be issued pursuant to warrant agreements (each, a “Warrant Agreement”) between the Company or Delphi

Delphi Automotive PLC	December 19, 2012

Corp., as applicable, and the warrant agent to be named therein (the “Warrant Agent”); (f) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company or Delphi Corp., as applicable, and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (g) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company or Delphi Corp., as applicable, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (h) guarantees (the “Company Guarantees”) of the Company Debt Securities by Dephi Corp. and the Subsidiary Guarantors (collectively, the “Company Guarantors”); and (i) guarantees (the “Delphi Corp. Guarantees”) of the Dephi Corp. Debt Securities by the Company and the Subsidiary Guarantors (collectively, the “Delphi Corp. Guarantors”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company, Delphi Corp. and the Subsidiary Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company, Delphi Corp. and the Subsidiary Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion:

1. When the Company Indentures and any supplemental indenture to be entered into in connection with the issuance of any Company Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, the Company and the Company Guarantors; the specific terms of a particular series of Company Debt Securities have been duly authorized and established in accordance with the applicable Company Indenture; and such Company Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Company Indentures and the applicable underwriting or other agreement against payment therefor, such Company Debt Securities will constitute valid and binding obligations of the Company and each of the Company Guarantees thereof by each Company Guarantor will constitute the valid and binding obligation of each respective Company Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

2. When the Delphi Corp. Indentures and any supplemental indenture to be entered into in connection with the issuance of any Delphi Corp. Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, Delphi Corp. and the Delphi Corp. Guarantors; the specific terms of a particular series of Delphi Corp. Debt Securities have been duly authorized and established in accordance with the

Delphi Automotive PLC	December 19, 2012

applicable Delphi Corp. Indenture; and such Delphi Corp. Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Delphi Corp. Indentures and the applicable underwriting or other agreement against payment therefor, such Delphi Corp. Debt Securities will constitute valid and binding obligations of Delphi Corp. and each of the Delphi Corp. Guarantees thereof by each Delphi Corp. Guarantor will consitute the valid and binding obligation of each respective Delphi Corp. Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

3. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company or Delphi Corp., respectively; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company or Delphi Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company or Delphi Corp., respectively; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company or Delphi Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company or Delphi Corp., respectively; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company or Delphi Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company or Delphi Corp., as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such

Delphi Automotive PLC	December 19, 2012

effectiveness shall not have been terminated or rescinded; (iii) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto, (other than as expressly covered above in respect of the Company, Delphi Corp. and each Subsidiary Guarantor); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company, Delphi Corp. or any Subsidiary Guarantor of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, Delphi Corp. or any Subsidiary Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Delphi Automotive PLC	December 19, 2012

Schedule I

State or Other Jurisdiction of Incorporation or Organization
Delphi Automotive LLP	England and Wales
Delphi Automotive Holdings US Limited	Jersey
Delphi Holdings, LLC	Delaware
Delphi Holdfi UK Limited	England and Wales
Delphi Financial Holdings, LLC	Delaware
Delphi Automotive Systems, LLC	Delaware
Delphi Connection Systems, LLC	Delaware
Delphi International Services Company, LLC	Delaware
Delphi Technologies, Inc.	Delaware
Delphi Trade Management, LLC	Delaware
Delphi Connection Systems Holdings LLC	Delaware
Delphi Properties Management LLC	Delaware
Delphi Global Real Estate Services, LLC	Michigan
Delphi Medical Systems, LLC	Delaware

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